U.S. GOVERNMENT MONEY MARKET FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Face

Market

Amount

Value

Amount

Value

FEDERAL AGENCY DISCOUNT NOTES

REPURCHASE AGREEMENTS

89.7%

11.3%

Fannie Mae*

Collateralized by U.S. Treasury

4.26% due 01/31/08

$

50,000,000 $

49,828,417

Obligations

4.12% due 02/01/08

50,000,000

49,828,333

Lehman Brothers Holdings, Inc.

4.20% due 02/22/08

50,000,000

49,702,500

issued 12/31/07 at 1.00% due

4.31% due 01/11/08

25,000,000

24,973,063

01/02/08

$

132,137,503 $

________

132,137,503

Farmer Mac*

4.31% due 02/07/08

50,000,000

49,784,500

Total Repurchase Agreements

4.47% due 01/02/08

45,000,000

45,000,000

(Cost $132,137,503)

________

132,137,503

4.63% due 01/04/08

25,000,000

24,993,570

4.62% due 01/09/08

25,000,000

24,977,566

4.28% due 01/30/08

25,000,000

24,916,778

SECURITIES LENDING COLLATERAL 8.6%

4.31% due 02/04/08

25,000,000

24,901,229

Investment in Securities Lending Short

4.26% due 03/28/08

25,000,000

24,745,583

Term

Federal Farm Credit Bank*

Investment Portfolio Held

4.25% due 01/07/08

50,000,000

49,970,486

by U.S. Bank

101,187,500

________

101,187,500

4.65% due 10/02/08

25,000,000

25,000,000

4.29% due 01/29/08

25,000,000

24,919,563

Total Securities Lending Collateral

4.29% due 01/30/08

25,000,000

24,916,583

(Cost $101,187,500)

101,187,500

________

Federal Home Loan Bank*

4.28% due 01/31/08

50,000,000

49,827,611

Total Investments 109.6%

4.26% due 02/11/08

50,000,000

49,763,333

(Cost $1,284,282,519)

$

1,284,282,519

_________

4.93% due 02/20/08

50,000,000

49,664,486

4.17% due 02/29/08

30,000,000

29,798,450

Liabilities in Excess of Other

4.60% due 11/05/08

25,000,000

25,000,000

Assets – (9.6)%

$

(112,232,172)

_________

4.55% due 12/04/08

25,000,000

25,000,000

Net Assets – 100.0%

$

1,172,050,347

4.35% due 04/28/08

25,000,000

25,000,000

*

The issuer is a publicly traded company that operates under

Congressional charter; its securities are neither issued nor

4.30% due 06/03/08

25,000,000

25,000,000

guaranteed by the U.S. Government.

4.35% due 01/25/08

25,000,000

24,930,521

4.57% due 11/28/08

15,000,000

15,000,000

4.25% due 06/18/08

15,000,000

15,000,000

Freddie Mac*

4.32% due 01/28/08

50,000,000

49,844,000

4.14% due 04/14/08

50,000,000

49,407,750

4.25% due 02/11/08

25,000,000

24,882,083

4.27% due 02/25/08

25,000,000

24,839,875

4.59% due 03/10/08

25,000,000

24,783,250

4.25% due 03/24/08

25,000,000

________

24,757,986

Total Federal Agency Discount Notes

(Cost $1,050,957,516)

1,050,957,516

________

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